Exhibit 10.1.6.4

FOURTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Fourth Amendment”) is entered into on March 23, 2009, by and between Wynn Resorts, Limited (“Employer”) and John Strzemp (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of August 31, 2005, as amended by that certain First Amendment to Employment Agreement, dated as of March 26, 2008, as further amended by that certain Second Amendment to Employment Agreement, dated as of December 31, 2008, and as further amended by that certain Amendment to Employment Agreement, dated February 12, 2009 (collectively, the “Agreement”); and

WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1. Term. Section 6 of the Agreement is amended to provide that the Term shall expire on March 31, 2013.

2. Base Salary. Section 8(a) of the Agreement is amended to provide that effective March 6, 2009, Base Salary paid to Employee shall be Six Hundred Fifty Thousand Dollars ($650,000) per annum.

3. Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED		EMPLOYEE

By:	/s/ Marc D. Schorr	/s/ John Strzemp
	Marc D. Schorr	John Strzemp
Chief Operating Officer